EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of EnviroStar, Inc. on Form S8 (No. 333-208082) of our report dated September 28, 2017, on our audits of the consolidated financial statements of EnviroStar, Inc. and Subsidiaries as of June 30, 2017 and 2016 and for each of the years then ended which report is included in this Annual Report on Form 10-K, to be filed on or about September 28, 2017.

/s/ EISNERAMPER LLP

Ft. Lauderdale, Florida

September 28, 2017